EXHIBIT 10.15


                ADDENDUM TO EMPLOYMENT AGREEMENT
                          FOR SAM MOORE




     Addendum to employment Agreement dated May 13, 1996 between Thomas Nelson, Inc. and Sam Moore is hereby amended to change:

      A.   Term of Agreement

           1.) Original Term. This agreement shall be effective as of the date set forth above ("the effective date"). The Company shall employ Executive as President of the Company for a term ("the employment period") commencing on the effective date and continuing until March 31, 2003 unless sooner terminated pursuant to Section F or H hereof.

     All dates referenced in the Employment Agreement as March 31, 2001 are changed to March 31, 2003.

     IN WITNESS WHEREOF, Executive and the Company have executed this Agreement as of the day and year first written above.



ACCEPTED BY:                       THOMAS NELSON, INC.


 / s / Sam Moore                    / s / Joe L. Powers
-------------------                ----------------------
     Sam Moore                             Name
     President
                                   Executive Vice President
                                   ------------------------
                                          Title

   June 22, 2000                        June 22, 2000
--------------------               -------------------------
         Date                              Date